Exhibit 3.7

                   ACTION BY UNANIMOUS WRITTEN CONSENT BY THE
                               BOARD OF DIRECTORS
                          IN LIEU OF A SPECIAL MEETING
                                       OF
                       BESTNET COMMUNICATIONS CORPORATION

     The undersigned, constituting the all of the members of the Board of Directors of BestNet Communications Corporation, a Nevada corporation (the "Corporation"), by unanimous consent in writing pursuant to the authority contained in Section 78.315 of the General Corporation Laws of the State of Nevada, without the formality of convening a meeting, do hereby adopt and approve the following actions of the Corporation:

     RESOLVED, that the Board of Directors hereby authorizes and directs that the number of authorized shares of Series A Convertible Preferred Stock of BestNet Communications Corporation be decreased by Six Hundred Fifty (650) so that the number of authorized shares of Series A Convertible Preferred Stock be, and hereby is, reduced to Zero (0) shares and that such Six Hundred (650) shares shall resume the status of authorized but unissued shares of Preferred Stock not allocated to any series.

     RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs that the number of authorized shares of Series B Convertible Preferred Stock of BestNet Communications Corporation be decreased by One Thousand (1,000) so that the number of authorized shares of Series B Convertible Preferred Stock be, and hereby is, reduced to Zero (0) shares and that such One Thousand (1,000) shares shall resume the status of authorized but unissued shares of Preferred Stock not allocated to any series.

     RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs that the number of authorized shares of Series C 8% Cumulative Convertible Preferred Stock of BestNet Communications Corporation be decreased by Ten Thousand (10,000) so that the number of authorized shares of Series C 8% Cumulative Convertible Preferred Stock be, and hereby is, reduced to Zero
     (0) shares and that such Ten Thousand (10,000) shares shall resume the status of authorized but unissued shares of Preferred Stock not allocated to any series.

     RESOLVED FURTHER, that this Action by Unanimous Written Consent, when executed by the proper signatories hereto, shall be effective as of April 24, 2003.


                                            /s/  Robert A. Blanchard
                                            -----------------------------------
                                                 Robert A. Blanchard, Chairman


                                            /s/  Paul H. Jachim
                                            -----------------------------------
                                                 Paul H. Jachim, Secretary

                                            CONSTITUTING ALL OF THE MEMBERS OF
                                            THE BOARD OF DIRECTORS OF BESTNET
                                            COMMUNICATIONS CORPORATION